EXHIBIT 99.1

AssetMark Reports $108.9B Platform Assets for Fourth Quarter 2023

CONCORD, Calif., February 21, 2024, (GLOBE NEWSWIRE) — AssetMark Financial Holdings, Inc. (NYSE: AMK) today announced financial results for the quarter ended December 31, 2023.

Fourth Quarter 2023 Financial and Operational Highlights

•Net income for the quarter was $34.6 million, or $0.47 per share.
•Adjusted net income for the quarter was $44.0 million, or $0.59 per share, on total revenue of $158.2 million.
•Adjusted EBITDA for the quarter was $63.8 million, or 40.3% of total revenue.
•Platform assets increased 19.1% year-over-year to $108.9 billion. Quarter-over-quarter platform assets were up 9.4%, due to market impact net of fees of $8.1 billion, and quarterly net flows of $1.3 billion.
•Annual net flows as a percentage of beginning-of-year platform assets were 6.7%.
•More than 2,600 new households and 154 new producing advisors joined the AssetMark platform during the fourth quarter. In total, as of December 31, 2023, there were over 9,300 advisors (approximately 3,100 were engaged advisors) and over 254,000 investor households on the AssetMark platform.
•We realized an 19.4% annualized production lift from existing advisors for the fourth quarter, indicating that advisors continued to grow organically and increase wallet share on our platform.

"In 2023, AssetMark reached new heights and served a record-breaking 9,300 advisors who used our platform to help more than 254,000 investor households. We achieved outstanding financial and operational results, including a record $109 billion in platform assets. Our annual Net Promoter Score of 72, an all-time high, is a true testament to AssetMark's positive impact on the lives of advisors and their clients," said Michael Kim, CEO of AssetMark. "Looking to 2024, we're committed to doubling down on our simplified strategy and will continue to deliver an industry leading experience to advisors focused on flexible, integrated technology, exceptional service and consulting, and compelling wealth solutions. I am incredibly excited about the opportunities ahead."

Fourth Quarter 2023 Key Operating Metrics

	4Q22	4Q23	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	$79,382	$99,597	25.5%
Net flows (millions of dollars)	908	1,265	39.3%
Market impact net of fees (millions of dollars)	4,284	8,067	88.3%
Acquisition impact (millions of dollars)	6,896	—	NM
Platform assets (at period-end) (millions of dollars)	$91,470	$108,929	19.1%
Net flows lift (% of beginning of year platform assets)	1.0%	1.4%	40 bps
Advisors (at period-end)	9,297	9,323	0.3%
Engaged advisors (at period-end)	2,882	3,123	8.4%
Assets from engaged advisors (at period-end) (millions of dollars)	$83,803	$101,335	20.9%
Households (at period-end)	241,053	254,110	5.4%
New producing advisors	143	154	7.7%
Production lift from existing advisors (annualized %)	14.1%	19.4%	530 bps
Assets in custody at ATC (at period-end) (millions of dollars)	$66,169	$80,325	21.4%
ATC client cash (at period-end) (millions of dollars)	$3,541	$3,054	(13.8)%

Financial metrics:
Total revenue (millions of dollars)*	$164.0	$158.2	(3.5)%
Net income (millions of dollars)	$25.6	$34.6	35.2%
Net income margin (%)	15.6%	21.9%	630 bps
Capital expenditure (millions of dollars)	$11.3	$11.4	0.9%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	$52.9	$63.8	20.6%
Adjusted EBITDA margin (%)	32.2%	40.3%	810 bps
Adjusted net income (millions of dollars)	$34.3	$44.0	28.3%
Note: Percentage variance based on actual numbers, not rounded results
All metrics include Adhesion data, except "New producing advisors," "Production lift from existing advisors" and ATC related metrics
* The Company reclassified $30.5 million representing the full year of 2023 spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis during the three months ended December 31, 2023. Expenses related to interest credited to customer accounts were recorded in spread-based expense in the prior year and were not material.

Full Year 2023 Key Operating Metrics

	2022	2023	Variance per year
Operational metrics:
Platform assets (at period-beginning) (millions of dollars)	$93,488	$91,470	(2.2)%
Net flows (millions of dollars)	5,612	6,133	9.3%
Market impact net of fees (millions of dollars)	(14,526)	11,326	NM
Acquisition impact (millions of dollars)	6,896	—	NM
Platform assets (at period-end) (millions of dollars)	$91,470	$108,929	19.1%
Net flows lift (% of beginning-of-year platform assets)	6.0%	6.7%	70 bps
Advisers (at period-end)	9,297	9,323	0.3%
Engaged advisers (at period-end)	2,882	3,123	8.4%
Assets from engaged advisers (at period-end) (millions of dollars)	$83,803	$101,335	20.9%
Households (at period-end)	241,053	254,110	5.4%
New producing advisers	690	666	(3.5)%
Production lift from existing advisers (annualized %)	16.3%	19.3%	300 bps
Assets in custody at ATC (at period-end) (millions of dollars)	$66,169	$80,325	21.4%
ATC client cash (at period-end) (millions of dollars)	$3,541	$3,054	(13.8)%

Financial metrics:
Total revenue (millions of dollars)*	$618.3	$708.5	14.6%
Net income (millions of dollars)	$103.3	$123.1	19.2%
Net income margin (%)	16.7%	17.4%	NM
Capital expenditure (millions of dollars)	$38.6	$44.2	14.5%

Non-GAAP financial metrics:
Adjusted EBITDA (millions of dollars)	$199.7	$249.5	24.9%
Adjusted EBITDA margin (%)	32.3%	35.2%	290 bps
Adjusted net income (millions of dollars)	$130.5	$170.9	31.0%
Note: Percentage variance based on actual numbers, not rounded results
All metrics include Adhesion data, except "New producing advisors," "Production lift from existing advisors" and ATC related metrics
* The Company reclassified $30.5 million representing the full year of 2023 spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis during the year ended December 31, 2023. Expenses related to interest credited to customer accounts were recorded in spread-based expense in the prior year and were not material.

Webcast and Conference Call Information

AssetMark will host a live conference call and webcast to discuss its fourth quarter 2023 results. In conjunction with this earnings press release, AssetMark has posted an earnings presentation on its investor relations website at http://ir.assetmark.com. Conference call and webcast details are as follows:

•Date: February 21, 2024
•Time: 2:00 p.m. PT; 5:00 p.m. ET

•Phone: Listeners can pre-register for the conference call here: https://www.netroadshow.com/events/login?show=a33808da&confId=59484. Upon registering, you will be provided with participant dial-in numbers, passcode and unique registrant ID. In the 10 minutes prior to the call start time, you may use the conference access information (dial in number, direct event passcode and registrant ID) provided in the confirmation email received at the point of registering to join the call directly.
•Webcast: http://ir.assetmark.com. Please access the website 10 minutes prior to the start time. The webcast will be available in recorded form at http://ir.assetmark.com for 14 days from February 21, 2024.

About AssetMark Financial Holdings, Inc.

AssetMark operates a wealth management platform that powers independent financial advisors and their clients. Together with our affiliates Voyant and Adhesion Wealth, we serve advisors of all models at every stage of their journey with flexible, purpose-built solutions that champion client engagement and drive efficiency. Our ecosystem of solutions equips advisors with services and capabilities that would otherwise require significant investments of time and money, ultimately enabling them to deliver better investor outcomes and enhance their productivity, profitability and client satisfaction.

Founded in 1996 and based in Concord, California, the company has nearly 1,000 employees. Today, the AssetMark platform serves over 9,300 financial advisors and over 254,000 investor households. As of December 31, 2023, the company had $108.9 billion in platform assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, which involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “will,” “may,” “could,” “should,” “believe,” “expect,” “estimate,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this presentation, including our ability to advance our growth strategy, deliver an industry leading experience to advisors and meet our operating and financial performance guidance. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which is on file with the Securities and Exchange Commission and available on our investor relations website at http://ir.assetmark.com. Additional information will be set forth in our Annual Report on Form 10-K for the year end December 31, 2023, which is expected to be filed in mid-March. All information provided in this presentation is based on information available to us as of the date of this presentation and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this presentation, which are inherently uncertain. We undertake no duty to update this information unless required by law.

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands except share data and par value)

	December 31
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$217,680	$123,274
Restricted cash	15,000	13,000
Investments, at fair value	18,003	13,714
Fees and other receivables, net	21,345	20,082
Income tax receivable, net	1,890	265
Prepaid expenses and other current assets	17,193	16,870
Total current assets	291,111	187,205
Property, plant and equipment, net	8,765	8,495
Capitalized software, net	108,955	89,959
Other intangible assets, net	684,142	694,627
Operating lease right-of-use assets	20,408	22,002
Goodwill	487,909	487,225
Other assets	19,273	13,417
Total assets	$1,620,563	$1,502,930
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$288	$4,624
Accrued liabilities and other current liabilities	75,554	69,196
Total current liabilities	75,842	73,820
Long-term debt, net	93,543	112,138
Other long-term liabilities	18,429	15,185
Long-term portion of operating lease liabilities	26,295	27,924
Deferred income tax liabilities, net	139,072	147,497
Total long-term liabilities	277,339	302,744
Total liabilities	353,181	376,564
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value (675,000,000 shares authorized and 74,372,889 and 73,847,596 shares issued and outstanding as of December 31, 2023 and 2022, respectively)	74	74
Additional paid-in capital	960,700	942,946
Retained earnings	306,622	183,503
Accumulated other comprehensive loss	(14)	(157)
Total stockholders’ equity	1,267,382	1,126,366
Total liabilities and stockholders’ equity	$1,620,563	$1,502,930

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue:
Asset-based revenue	$141,268	$124,684	$553,483	$534,182
Spread-based revenue*	7,399	33,144	120,262	63,409
Subscription-based revenue	4,051	3,317	15,179	13,020
Other revenue	5,465	2,988	19,575	7,695
Total revenue	158,183	164,133	708,499	618,306
Operating expenses:
Asset-based expenses	42,550	35,671	162,420	154,100
Spread-based expenses*	(21,808)	4,994	1,244	8,182
Employee compensation	48,993	44,478	190,616	166,330
General and operating expenses	25,545	24,173	98,302	90,122
Professional fees	5,718	8,082	26,852	25,186
Depreciation and amortization	9,467	8,008	35,544	31,149
Total operating expenses	110,465	125,406	514,978	475,069
Interest expense	2,319	2,313	9,108	6,520
Other (income) expense, net	(438)	(238)	16,947	(43)
Income before income taxes	45,837	36,652	167,466	136,760
Provision for income taxes	11,202	11,059	44,347	33,499
Net income	34,635	25,593	123,119	103,261
Change in fair value of convertible notes receivable, net	143	(157)	143	(157)
Net comprehensive income	$34,778	$25,436	$123,262	$103,104
Net income per share attributable to common stockholders:
Basic	$0.47	$0.35	$1.66	$1.40
Diluted	$0.46	$0.35	$1.65	$1.40
Weighted average number of common shares outstanding, basic	74,309,970	73,847,371	74,113,591	73,724,341
Weighted average number of common shares outstanding, diluted	74,565,589	73,943,318	74,438,332	73,872,828
* The Company reclassified $30.5 million representing the full year of 2023 spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis during the three months and year ended December 31, 2023. Expenses related to interest credited to customer accounts were recorded in spread-based expense in the prior year and were not material.

AssetMark Financial Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$34,635	$25,593	$123,119	$103,261
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,467	8,008	35,544	31,149
Interest (income) expense, net	(157)	(66)	(341)	541
Deferred income taxes	(9,132)	(6,673)	(9,132)	(6,673)
Share-based compensation	4,126	3,780	16,388	13,876
Debt acquisition cost write-down	—	—	92	130
Changes in certain assets and liabilities:
Fees and other receivables, net	(855)	(3,380)	(1,734)	(10,718)
Receivables from related party	—	—	480	568
Prepaid expenses and other current assets	(3,014)	(4,386)	4,737	2,346
Income tax receivable and payable, net	(27,506)	9,414	(1,486)	6,073
Accounts payable, accrued liabilities and other liabilities	7,681	12,412	7,006	(252)
Net cash provided by operating activities	15,245	44,702	174,673	140,301
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Adhesion Wealth, net of cash received	—	(43,861)	(3,000)	(43,861)
Purchase of convertible notes	(1,159)	(1,700)	(5,434)	(10,300)
Purchase of investments	(393)	(481)	(2,329)	(2,692)
Sale of investments	167	534	456	918
Purchase of property and equipment	(1,698)	(1,621)	(2,853)	(3,061)
Purchase of computer software	(9,602)	(9,947)	(41,473)	(35,996)
Net cash used in investing activities	(12,685)	(57,076)	(54,633)	(94,992)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt, net	—	—	—	122,508
Payments on revolving credit facility	—	—	(50,000)	(115,000)
Payments on term loan	—	(1,562)	(25,000)	(6,250)
Proceeds from credit facility draw down	—	—	50,000	—
Proceeds from exercise of stock options	1,366	—	1,366	—
Net cash (used in) provided by financing activities	1,366	(1,562)	(23,634)	1,258
Net change in cash, cash equivalents, and restricted cash	3,926	(13,936)	96,406	46,567
Cash, cash equivalents, and restricted cash at beginning of period	228,754	150,210	136,274	89,707
Cash, cash equivalents, and restricted cash at end of period	$232,680	$136,274	$232,680	$136,274
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid, net	$47,558	$7,461	$54,520	$33,637
Interest paid	$2,110	$1,373	$9,947	$4,087
Non-cash operating, investing, and financing activities:
Non-cash changes to right-of-use assets	$—	$379	$3,360	$3,775
Non-cash changes to lease liabilities	$—	$379	$3,360	$3,775
Non-cash change in fair value of convertible notes	$143	$(157)	$143	$(157)

Explanations and Reconciliations of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe adjusted EBITDA, adjusted EBITDA margin and adjusted net income, all of which are non-GAAP measures, are useful in evaluating our performance. We use adjusted EBITDA, adjusted EBITDA margin and adjusted net income to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that such non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, such non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization and less interest income), further adjusted to exclude certain non-cash charges and other adjustments set forth below. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue. Adjusted EBITDA and adjusted EBITDA margin are useful financial metrics in assessing our operating performance from period to period because they exclude certain items that we believe are not representative of our core business, such as certain material non-cash items and other adjustments such as share-based compensation, strategic initiatives and reorganization and integration costs. We believe that adjusted EBITDA and adjusted EBITDA margin, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:
•non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance; and
•costs associated with acquisitions and the resulting integrations, debt refinancing, restructuring, conversions, as well as other non-recurring litigation costs can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance.
We use adjusted EBITDA and adjusted EBITDA margin:

•as measures of operating performance;
•for planning purposes, including the preparation of budgets and forecasts;
•to allocate resources to enhance the financial performance of our business;
•to evaluate the effectiveness of our business strategies;
•in communications with our board of directors concerning our financial performance; and
•as considerations in determining compensation for certain employees.
Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered in isolation to, or as substitutes for, analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA and adjusted EBITDA margin do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•adjusted EBITDA and adjusted EBITDA margin do not reflect changes in, or cash requirements for, working capital needs;
•adjusted EBITDA and adjusted EBITDA margin do not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and
•the definitions of adjusted EBITDA and adjusted EBITDA margin can differ significantly from company to company and as a result have limitations when comparing similarly titled measures across companies.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted EBITDA for the three months and year ended December 31, 2023 and 2022 (unaudited).

	Three Months Ended December 31,		Three Months Ended December 31,
(in thousands except for percentages)	2023	2022	2023	2022
Net income	$34,635	$25,593	21.9%	15.6%
Provision for income taxes	11,202	11,059	7.1%	6.7%
Interest income	(3,617)	(1,557)	(2.3)%	(1.0)%
Interest expense	2,319	2,313	1.4%	1.4%
Amortization and depreciation	9,467	8,008	6.0%	4.9%
EBITDA	$54,006	$45,416	34.1%	27.6%
Share-based compensation(1)	4,126	3,780	2.6%	2.3%
Reorganization and integration costs(2)	4,817	1,818	3.0%	1.1%
Acquisition expenses(3)	959	2,098	0.6%	1.3%
Business continuity plan(4)	—	(173)	—	(0.1)%
Other (income) expense, net	(79)	(60)	—	—
Adjusted EBITDA	$63,829	$52,879	40.3%	32.2%

	Year Ended December 31,		Year Ended December 31,
(in thousands except for percentages)	2023	2022	2023	2022
Net income	$123,119	$103,261	17.4%	16.7%
Provision for income taxes	44,347	33,499	6.3%	5.4%
Interest income	(11,363)	(2,664)	(1.6)%	(0.4)%
Interest expense	9,108	6,520	1.3%	1.1%
Amortization and depreciation	35,544	31,149	5.0%	5.0%
EBITDA	$200,755	$171,765	28.4%	27.8%
Share-based compensation(1)	16,388	13,876	2.3%	2.2%
Reorganization and integration costs(2)	12,944	10,418	1.8%	1.7%
Acquisition expenses(3)	1,327	3,411	0.1%	0.6%
Business continuity plan(4)	(6)	61	—	—
SEC settlement(5)	18,327	—	2.6%	—
Other (income) expense, net	(265)	135	—	—
Adjusted EBITDA	$249,470	$199,666	35.2%	32.3%
(1)“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit, stock option and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.
(3)“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)“SEC settlement” represents the amount paid by us pursuant to our settlement with the SEC discussed in Note 12 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Set forth below is a summary of the adjustments involved in the reconciliation from net income and net income margin, the most directly comparable GAAP financial measures, to adjusted EBITDA and adjusted EBITDA margin for three months and year ended December 31, 2023 and 2022 (unaudited), broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$4,126	$—	$4,126	$3,780	$—	$3,780
Reorganization and integration costs(2)	2,534	2,283	4,817	1,512	306	1,818
Acquisition expenses(3)	839	120	959	4	2,094	2,098
Business continuity plan(4)	—	—	—	—	(173)	(173)
Other (income) expense, net	—	(79)	(79)	—	(60)	(60)
Total adjustments to adjusted EBITDA	$7,499	$2,324	$9,823	$5,296	$2,167	$7,463

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	2.6%	—	2.6%	2.3%	—	2.3%
Reorganization and integration costs(2)	1.6%	1.4%	3.0%	0.9%	0.2%	1.1%
Acquisition expenses(3)	0.5%	0.1%	0.6%	—	1.3%	1.3%
Business continuity plan(4)	—	—	—	—	(0.1)%	(0.1)%
Other (income) expense, net	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	4.7%	1.5%	6.2%	3.2%	1.4%	4.6%
(1)“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit, stock option and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.
(3)“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.

	Year Ended December 31, 2023			Year Ended December 31, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	$16,388	$—	$16,388	$13,876	$—	$13,876
Reorganization and integration costs(2)	5,904	7,040	12,944	4,335	6,083	10,418
Acquisition expenses(3)	939	388	1,327	—	3,411	3,411
Business continuity plan(4)	—	(6)	(6)	(2)	63	61
SEC settlement(5)	—	18,327	18,327	—	—	—
Other (income) expense, net	—	(265)	(265)	—	135	135
Total adjustments to adjusted EBITDA	$23,231	$25,484	$48,715	$18,209	$9,692	$27,901

	Year Ended December 31, 2023			Year Ended December 31, 2022
(in percentages)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Share-based compensation(1)	2.3%	—	2.3%	2.2%	—	2.2%
Reorganization and integration costs(2)	0.8%	1.0%	1.8%	0.7%	1.0%	1.7%
Acquisition expenses(3)	0.1%	—	0.1%	—	0.6%	0.6%
Business continuity plan(4)	—	—	—	—	—	—
SEC settlement(5)	—	2.6%	2.6%	—	—	—
Other (income) expense, net	—	—	—	—	—	—
Total adjustments to adjusted EBITDA margin %	3.2%	3.6%	6.8%	2.9%	1.6%	4.5%
(1)“Share-based compensation” represents granted share-based compensation in the form of restricted stock unit, stock option and stock appreciation right grants by us to certain of our directors and employees. Although this expense occurred in each measurement period, we have added the expense back in our calculation of adjusted EBITDA because of its noncash impact.
(2)“Reorganization and integration costs” includes costs related to our functional reorganization within our Operations, Technology and Retirement functions as well as duplicate costs related to the outsourcing of back-office operations functions. While we have incurred such expenses in all periods measured, these expenses serve varied reorganization and integration initiatives, each of which is non-recurring. We do not consider these expenses to be part of our core operations.
(3)“Acquisition expenses” includes employee severance, transition and retention expenses, duplicative general and administrative expenses and other professional fees related to acquisitions.
(4)“Business continuity plan” includes incremental compensation and other costs that are directly related to a transition to a hybrid workforce in 2022.
(5)“SEC settlement” represents the amount paid by us pursuant to our settlement with the SEC discussed in Note 12 of notes to unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Adjusted Net Income

Adjusted net income represents net income before: (a) share-based compensation expense, (b) amortization of acquisition-related intangible assets, (c) acquisition and related integration expenses, (d) restructuring and conversion costs and (e) certain other expenses. Reconciled items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. We prepared adjusted net income to eliminate the effects of items that we do not consider indicative of our core operating performance. We believe that adjusted net income, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations for various reasons, including the following:
•non-cash equity grants made to employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; as such, share-based compensation expense is not a key measure of our operating performance;
•costs associated with acquisitions and related integrations, debt refinancing, restructuring and conversions can vary from period to period and transaction to transaction; as such, expenses associated with these activities are not considered a key measure of our operating performance; and
•amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; as such, the amortization of intangible assets obtained in acquisitions is not considered a key measure of our operating performance.
Adjusted net income does not purport to be an alternative to net income or cash flows from operating activities. The term adjusted net income is not defined under GAAP, and adjusted net income is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, adjusted net income has limitations as an analytical tool and should not be considered in isolation to, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted net income does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•adjusted net income does not reflect changes in, or cash requirements for, working capital needs; and
•other companies in the financial services industry may calculate adjusted net income differently than we do, limiting its usefulness as a comparative measure.

The schedule set forth below presents the Company’s GAAP results from the Condensed Consolidated Statements of Income (unaudited) for the three months and year ended December 31, 2023 and 2022, with certain line items adjusted for the items described above. Included below is also a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months and year ended December 31, 2023 and 2022 (unaudited).

	Three Months Ended December 31,		Year Ended December 31
	2023	2022	2023	2022
Revenue:
Asset-based revenue	$141,268	$124,684	$553,483	$534,182
Spread-based revenue(4)	7,399	33,144	120,262	63,409
Subscription-based revenue	4,051	3,317	15,179	13,020
Other revenue	5,465	2,988	19,575	7,695
Total revenue	158,183	164,133	708,499	618,306
Operating expenses:
Asset-based expenses	42,550	35,671	162,420	154,100
Spread-based expenses(4)	(21,808)	4,994	1,244	8,182
Adjusted employee compensation(1)	41,494	39,182	167,385	148,121
Adjusted general and operating expenses(1)	23,573	23,927	93,227	85,800
Adjusted professional fees(1)	5,287	6,101	24,505	19,951
Adjusted depreciation and amortization(2)	7,287	6,198	26,829	24,153
Total adjusted operating expenses	98,383	116,073	475,610	440,307
Interest expense	2,319	2,313	9,108	6,520
Adjusted other (income) expenses, net(1)	(359)	(178)	(1,115)	(178)
Adjusted income before income taxes	57,840	45,925	224,896	171,657
Adjusted provision for income taxes(3)	13,883	11,650	53,976	41,198
Adjusted net income	$43,957	$34,275	$170,920	$130,459
Net income per share attributable to common stockholders:
Adjusted earnings per share	$0.59	$0.46	$2.30	$1.77
Weighted average number of common shares outstanding, diluted	74,565,589	74,943,318	74,438,332	73,872,828
(1) Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2) Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3) Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.
(4) The Company reclassified $30.5 million from spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis for the three months and year ended December 31, 2023. Expenses related to interest credited to customer accounts were recorded in spread-based expense in prior periods and were not material.

Set forth below is a reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for the three months and year ended December 31, 2023 and 2022 (unaudited).

	Three months ended December 31, 2023			Three months ended December 31, 2022
Reconciliation of Non-GAAP Presentation	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$141,268	$—	$141,268	$124,684	$—	$124,684
Spread-based revenue(4)	7,399	—	7,399	33,144	—	33,144
Subscription-based revenue	4,051	—	4,051	3,317	—	3,317
Other revenue	5,465	—	5,465	2,988	—	2,988
Total revenue	158,183	—	158,183	164,133	—	164,133
Operating expenses:
Asset-based expenses	42,550	—	42,550	35,671	—	35,671
Spread-based expenses(4)	(21,808)	—	(21,808)	4,994	—	4,994
Employee compensation(1)	48,993	(7,499)	41,494	44,478	(5,296)	39,182
General and operating expenses(1)	25,545	(1,972)	23,573	24,173	(246)	23,927
Professional fees(1)	5,718	(431)	5,287	8,082	(1,981)	6,101
Depreciation and amortization(2)	9,467	(2,180)	7,287	8,008	(1,810)	6,198
Total operating expenses	110,465	(12,082)	98,383	125,406	(9,333)	116,073
Interest expense	2,319	—	2,319	2,313	—	2,313
Other expenses, net(1)	(438)	79	(359)	(238)	60	(178)
Income before income taxes	45,837	12,003	57,840	36,652	9,273	45,925
Provision for income taxes(3)	11,202	2,681	13,883	11,059	591	11,650
Net income	$34,635		$43,957	$25,593		$34,275
(1) Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2) Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3) Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.
(4) The Company reclassified $30.5 million from spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis for the three months ended December 31, 2023. Expenses related to interest credited to customer accounts were recorded in spread-based expense in prior periods and were not material.

	Year Ended December 31, 2023			Year Ended December 31, 2022
Reconciliation of Non-GAAP Presentation	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue:
Asset-based revenue	$553,483	$—	$553,483	$534,182	$—	$534,182
Spread-based revenue(4)	120,262	—	120,262	63,409	—	63,409
Subscription-based revenue	15,179	—	15,179	13,020	—	13,020
Other revenue	19,575	—	19,575	7,695	—	7,695
Total revenue	708,499	—	708,499	618,306	—	618,306
Operating expenses:
Asset-based expenses	162,420	—	162,420	154,100	—	154,100
Spread-based expenses(4)	1,244	—	1,244	8,182	—	8,182
Employee compensation(1)	190,616	(23,231)	167,385	166,330	(18,209)	148,121
General and operating expenses(1)	98,302	(5,075)	93,227	90,122	(4,322)	85,800
Professional fees(1)	26,852	(2,347)	24,505	25,186	(5,235)	19,951
Depreciation and amortization(2)	35,544	(8,715)	26,829	31,149	(6,996)	24,153
Total operating expenses	514,978	(39,368)	475,610	475,069	(34,762)	440,307
Interest expense	9,108	—	9,108	6,520	—	6,520
Other expenses, net(1)	16,947	(18,062)	(1,115)	(43)	(135)	(178)
Income before income taxes	167,466	57,430	224,896	136,760	34,897	171,657
Provision for income taxes(3)	44,347	9,629	53,976	33,499	7,699	41,198
Net income	$123,119		$170,920	$103,261		$130,459
(1) Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above.
(2) Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(3) Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.
(4) The Company reclassified $30.5 million from spread-based expenses to offset spread-based revenue to account for interest credited to customer accounts on a net basis for the year ended December 31, 2023. Expenses related to interest credited to customer accounts were recorded in spread-based expense in prior periods and were not material.

Set forth below is a summary of the adjustments involved in the reconciliation from net income, the most directly comparable GAAP financial measure, to adjusted net income for three months and year ended December 31, 2023 and 2022 (unaudited), broken out by compensation and non-compensation expenses (unaudited).

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$34,635			$25,593
Acquisition-related amortization(1)	$—	$2,180	2,180	$—	$1,810	1,810
Expense adjustments(2)	3,373	2,403	5,776	1,516	2,227	3,743
Share-based compensation	4,126	—	4,126	3,780	—	3,780
Other (income) expense, net	—	(79)	(79)	—	(60)	(60)
Tax effect of adjustments(3)	(1,799)	(882)	(2,681)	(1,335)	744	(591)
Adjusted net income	$5,700	$3,622	$43,957	$3,961	$4,721	$34,275

	Year Ended December 31, 2023			Year Ended December 31, 2022
(in thousands)	Compensation	Non- Compensation	Total	Compensation	Non- Compensation	Total
Net income			$123,119			$103,261
Acquisition-related amortization(1)	$—	$8,715	8,715	$—	$6,996	6,996
Expense adjustments(2)	6,843	25,749	32,592	4,333	9,557	13,890
Share-based compensation	16,388	—	16,388	13,876	—	13,876
Other (income) expense, net	—	(265)	(265)	—	135	135
Tax effect of adjustments(3)	(5,575)	(4,054)	(9,629)	(4,370)	(3,329)	(7,699)
Adjusted net income	$17,656	$30,145	$170,920	$13,839	$13,359	$130,459
(1)Relates to intangible assets established in connection with HTSC’s acquisition of our Company in 2016.
(2)Consists of the adjustments to EBITDA listed in the adjusted EBITDA reconciliation table above other than share-based compensation.
(3)Consists of adjustments to normalize our estimated tax rate in determining adjusted net income.
.

Contacts
Investors:
Taylor J. Hamilton, CFA
Head of Investor Relations
InvestorRelations@assetmark.com

Media:
Alaina Kleinman
Head of PR & Communications
alaina.kleinman@assetmark.com

SOURCE: AssetMark Financial Holdings, Inc.